Exhibit 10(hh)

January 30, 1996

Jim Layne
Vice President
TRACER
2231 East Camelback
Phoenix, AZ 85106

          Subject: Contract for Public Relations Services Provided By Technology
                   Solutions, Inc. to TRACER

Dear Chad:

This contract, when signed by an authorized representative of your organization, will confirm that TRACER ("TRACER") have retained Technology Solutions, Inc. ("Technology Solutions" or "TSI") as public relations and marketing advisor beginning date.

As advisor, TSI will:

         a. Advise the management of TRACER on public relations and marketing matters.

         b. Develop for approval and implementation programs designed to achieve public relations and marketing objectives for TRACER.

         c. Provide quality professional staff services as may be required to help TRACER carry out its programs.

Services/Fee: A total monthly program fee of $5,000 will be paid to TSI by TRACER. Notwithstanding the foregoing, the monthly program fee for the month of January 1996 shall be $2,500. This fee covers the basic consulting, supervisory and implementation services provided by TSI's senior management and account executives, as well as access to all of TSI's physical facilities. Billed on the last day of each month, (first month fee due in advance) the fee is due and payable in thirty days.

The following general services will be provided as needed under the monthly retainer, with the assumption that these services will support the agreed upon publicity objectives and require an average of 50 hours/month.

o Strategic Planning, Program Development, Administration (Off-site meetings, public relations program development and project book, ongoing client contact, reporting, editorial audits, arranging reprints, etc.)
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Page 2/TRACER Contract

o        Corporate Backgrounder and Press Kit (ongoing development)

o Database Development and Maintenance (trade and business publications, analysts, trade shows, etc.)

o        Press  Releases  (Editorial  placement  and  follow-up  of new  product
         announcements,    personnel/organizational   announcements,   strategic
         relationships, new applications/users, etc.)

o Ongoing Press Contact/Story Development (Arranging and implementing press interviews and meetings with TRACER executives)

o        Specialty   Pitches   (Development   and  placement  of  holiday  story
         opportunities, and writing of pitch letters, for example)

o Product Reviews (Development of comparative and individual product reviews)

o Miscellaneous (As needed: Participation in sales meetings, dealer training sessions, user site visits, scanning of key media for relevant stories and providing them to TRACER, etc.)

Out-of-Pocket  Expenditures:  TRACER  will  reimburse  TSI for  all  appropriate out-of-pocket disbursements made in the performance of its duties under this arrangement. TSI will maintain accurate records of all out-of-pocket expenditures incurred on behalf of TRACER and will supply supporting detail. TSI will provide TRACER with written estimates, and will obtain TRACER's express authorization based on such estimates, before incurring any such expenses in excess of $500.00.

These costs might include, but are not limited to:

o        Telephone
o        Facsimile
o        Postage, Express Mail and Messenger
o        Mailing Fulfillment and Materials (e.g.-- envelopes)
o        Photocopying and Printing
o        Travel, Hotel, Meals, etc. (to be approved in advance)
o        Article and Photographic Reprints
o        Media Distribution Services

Special Projects: The following services may be provided by TSI as "special projects," requiring TSI to develop a proposal containing a description of services to be provided, including timetable, budgets, subcontractors and other related expenses. This proposal will then be submitted to TRACER, Inc. for review; and work will commence upon written authorization.
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Page 3/TRACER Contract

Special projects might include, but are not limited to:

o        Focus Groups and Opinion/Market Surveys
o Longer Tutorials and User Stories (Writing and editing of articles over 500 words)
o Press and Analyst Tours (Arranging and supporting press and analyst visits, as well as assistance in developing presentation materials)
o Newsletters (Graphic design, writing, typesetting, production and/or distribution, etc.)
o        Technical  Materials  (Product manuals,  user handbooks,  white papers, etc.)
o Presentations (Speech writing, computer-based presentations, slide presentations, etc.)
o        Photography (Shoots, reprints, chromes, etc.)
o        Trade  Shows   (Arranging  and  supporting   pre-,  at-  and  post-show
         interviews)
o Video (Scrip/writing and production supervision for VNRs, corporate videos, video presentations, etc.)

TSI agrees that all materials created for TRACER shall become the sole property of TRACER and may not be used on behalf of other clients without TRACER's written consent.

TRACER shall investigate and defend any claim, suit, proceeding or action, and pay any settlement amounts or damages, brought by or relating to third parties, if and to the extent that the claim, suit, proceeding or action is directly attributable to information, representations, reports, data or other materials or works prepared or furnished by TRACER for use by TSI on TRACER's account. The foregoing obligations are subject to (i) TSI promptly notifying TRACER in writing of the claim, suit, proceeding or action (provided that any failure to so notify shall not limit the obligation to investigate and defend except if and to the extent such failure materially prejudiced TRACER's ability to defend against the claim, suit, proceeding or action), and (ii) TRACER shall, at its option, have sole control of the defense of any such claim, suit, proceeding or action and all negotiations for any settlement or compromise, provided that TSI shall have the right to provide for its own, separate defense at its own cost and expense. TRACER shall also pay any and all fees, expenses and other costs reasonably incurred by TSI in investigating, defending or settling any such claim, suit, proceeding or action as a result of TRACER's failure to investigate, defend or settle the claim, suit, proceeding or action, or prior to TRACER's assumption of such responsibilities, as required herein.

TSI shall investigate and defend any claim, suit or proceeding, and pay any settlement amounts or damages, brought by or relating to third parties, if and to the extent that the claim, suit, proceeding or action is directly attributable to information, representations, reports, data or other materials or works prepared or furnished by TSI for use on TRACER's account. The foregoing obligations are subject to (i) TRACER promptly notifying TSI in writing of the claim, suit, proceeding or action (provided that any failure to so notify shall not limit the obligation to investigate and defend except if and to the extent such failure materially prejudiced TSI's ability to defend against the claim, suit, proceeding or action), and (ii) TSI shall, at its option, have sole control of the defense of any such claim, suit, proceeding or action and all negotiations for any settlement or compromise, provided that TRACER shall have the right to provide for its own, separate defense at its own cost and expense. TSI shall also pay any and all fees, expenses and other costs reasonably incurred by TRACER in investigating, defending or settling any such claim, suit, proceeding or action as a result of TSI's
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Page 4/TRACER Contract

failure to investigate, defend or settle the claim, suit, proceeding or action, or prior to TSI's assumption of such responsibilities, as required herein. TRACER agrees that it will not solicit for employment any employees of Technology Solutions, whether or not they service TRACER's account under the terms of this agreement. TRACER agrees and acknowledges that any such actions to recruit employees of Technology Solutions for employment with TRACER will cause Technology Solutions irreparable harm for which no adequate remedy exists at law.

This agreement will commence as of January 15, 1996, and will continue in force until terminated by either party upon thirty (30) days' advanced written notice. All notices to be sent under the terms of this agreement shall be sent postage pre-paid, via certified mail, return receipt requested, or via overnight courier.

This document constitutes the entire agreement between the parties, and cannot be changed, modified or supplemented except by a written document signed by both the parties.

In the event that any provision of this agreement is found to be unenforceable by a court of competent jurisdiction, the remainder of the agreement shall remain in full force and effect.

Sincerely yours,

Technology Solutions, Inc.


By________________________________________________________
  Brian Cohen,          CEO,                    Date

Agreed and Accepted:

TRACER


By /s/ Chad Little                              4/8/96
   --------------------------------------------------------
     Chad Little,  President         Date